                                                                       EXHIBIT I
                                                               FILE NO. 70-10299

                            CenterPoint Energy, Inc.
                      Investment in Financing Subsidiaries
                               As of June 30, 2005

CenterPoint Energy Houston Electric, LLC
        10174 CNP Transition Bond Co LLC                              (3)                  3,745,485
        10401 CNP Transition Bond Co LLC II                           (3)                      2,756

Utility Holding Company
        10054 CenterPoint Energy Capital Trust II                     (1)                  3,199,412
        10181 CenterPoint Energy Investment Management, Inc.                             699,689,287

CenterPoint Energy Resources Corp.
        10381 CenterPoint Energy Resources Trust                      (1)                  5,336,000
        10375 CenterPoint Energy Gas Receivables, LLC                 (2)                 73,501,001

(1) Under GAAP accounting, the Trust subsidiaries are deconsolidated from CenterPoint Energy, Inc. and CenterPoint Energy Resources Corp. financial statements as of December 31, 2003, forward.

(2) CenterPoint Energy Gas Receivables, LLC is a subsidiary that began activity in November 2002.

(3) CNP Transition Bond Co LLC II began activity in December 2004.
CNP Transition Bond Co LLC began activity in October 2001 but was capitalized prior to 2000.